Exhibit 107

Calculation of Filing Fee Tables

F-4
(Form Type)

Hotel101 Global Holdings Corp.
Hotel101 Global Pte. Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares(1)	457(f)(1) 457(c)	44,283,750	(2)	$10.76	(3)	$476,493,150.00	0.00015310	$72,951.11	(4)
Fees Previously Paid	–	–	–	–		–		–		–
Carry Forward Securities
Carry Forward Securities	–	–	–	–				–				–	–	–	–
	Total Offering Amounts							$476,493,150.00		$72,951.11
	Total Fees Previously Paid									–
	Total Fee Offsets									–
	Net Fee Due									$72,951.11

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	The number of ordinary shares of Hotel101 Global Holdings Corp. (“HBNB”) being registered is based upon the sum of (a) the maximum number of 9,183,750 ordinary shares (“JVSPAC Ordinary Shares”) of JVSPAC Acquisition Corp. (“JVSPAC”) that will be outstanding immediately prior to the effective time of the SPAC Merger (as defined herein), comprising (i) 5,750,000 JVSPAC Ordinary Shares held by JVSPAC Public Shareholders (as defined herein), (ii) 1,677,500 JVSPAC Ordinary Shares held by the Sponsor, (iii) 1,497,500 JVSPAC Ordinary Shares to be converted from JVSPAC Public Rights and JVSPAC Private Rights and (iv) the 258,750 Representative’s Shares issued to JVSPAC’s underwriter at its initial public offering, (b) the 600,000 HBNB ordinary shares to be issued to Merdeka as HBNB’s financial advisor for the Business Combination (as defined herein) and (c) the 34,500,000 Key Executive Shares (as defined herein) to be issued to Edgar J. Sia II, Tony Tan Caktiong, Ferdinand J. Sia II, Rizza Marie Joy S. Javelona, Marriana H. Yulo, Rodolfo Ma. Allena Ponferrada, Jacy Ryan Tan Chua, Earl Ericson King Tanmantiong, Ng Kwang Hong Dennis, Catherine Ying Sau Chan and other executives and employees of DoubleDragon Corporation and HBNB in connection with the Business Combination.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high ($10.76) and low ($10.76) prices of the shares of JVSPAC Class A Ordinary Shares on Nasdaq on May 7, 2025.

(4)	Calculated pursuant to Rule 457 under the Securities Act by determining the product of (i) the proposed maximum aggregate offering price and (ii) 0.00015310.